Ross Miller
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	Roughneck Supplies, Inc.

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)
Name
Inc. Plan of Nevada
		Street Address	City	ST	Zip Code
		613 Saddle Rider Court	Henderson	NV	89011
		Optional Mailing Address	City	ST	Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value:	Par value: $	Number of shares without par value:	1,000

4.	Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1.	Travis McPhee
Name
		5254 Green St. Unit 10	Halifax CANADA	NS	B3H1N7
		Street Address	City	ST	Zip Code
2.
Name

		Street Address	City	ST	Zip Code
3.
Name

		Street Address	City	ST	Zip Code

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be:

6.	Name, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Caroline Quigley	/s/ Caroline Quigley
		Name	Signature

		Street Address	City	ST	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.

		Authorized Signature of R.A. or On Behalf of R.A. Company /s/ Caroline Quigley for Inc. Plan of Nevada		Date 2/21/07

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07